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                                                                   EXHIBIT 10.2A


                                HUMBOLDT BANCORP

               HUMBOLDT BANCORP AND SUBSIDIARIES DIRECTOR FEE PLAN (SECOND AMENDMENT AND RESTATEMENT EFFECTIVE DECEMBER 17, 2002)

         Humboldt Bancorp, a California corporation (the "Bancorp"), by resolution of its Board of Directors, has adopted this Humboldt Bancorp and Subsidiaries Director Fee Plan (the "Plan"), which constitutes a second amendment and restatement of the Humboldt Bancorp and Subsidiaries Director Fee Plan, previously amended and restated May 1, 2001.

         Bancorp wishes to amend and restate the prior Plan to advance the interests of Bancorp and its subsidiaries to attract and retain members of the Board of Directors of Bancorp and the Subsidiary persons who are not employees of Bancorp or its Subsidiaries, but whose business experience and judgment are a valuable asset to Bancorp and its Subsidiaries, by providing to such Directors an election to receive their Director Fees in cash or Bancorp Stock, and an election to defer the receipt of cash until such time as his/her term as a Director ends or in Bancorp Stock annually or until such time as his/her term as a Director ends;

         It is the intention that with respect to the deferred receipt of cash or Bancorp Stock, this Plan constitute an unsecured and unfunded arrangement and any claim of a Director be subject to the claims of Bancorp's and the relevant Subsidiary's creditors until paid to the Director.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

"AGREEMENT" shall mean the written agreement between a Director of Humboldt Bancorp or a Subsidiary relating to the Director Fees.

"BANCORP" shall mean Humboldt Bancorp, a California corporation.

"BANCORP STOCK" shall mean the common stock of Bancorp.

"BENEFICIARY" shall mean the beneficiary as designated or determined in Section 3.7.

"DIRECTOR" shall mean a non-employee member of the Board of Directors of Bancorp or a Subsidiary.

"DIRECTOR FEE" shall mean the amount set forth in Section 3.1 to be paid or credited in the manner selected by a Director pursuant to this Plan.


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"EARNINGS" shall mean the amount set forth in Section 3.4.1 and 3.4.2 resulting from earnings on the deferral to be credited in the manner set forth in this Plan.

"PLAN" shall mean this Director Fee Plan, as amended and restated.

"SECRETARY" shall mean the Secretary of Bancorp.

                                   ARTICLE II

                      NUMBER OF SHARES SUBJECT TO THE PLAN

The number of shares of Bancorp Stock underlying the Plan shall be 193,261 (as adjusted from the amount of 146,410 for various stock splits, stock dividends and the like as of May 1, 2001) until otherwise amended as provided for herein.

                                   ARTICLE III

                          FEES, ELECTION, AND EARNINGS

SECTION 3.1 - DIRECTOR FEE. The Director Fee shall constitute the aggregate of the fees adopted by Bancorp's Board of Directors or the relevant Subsidiary's Board of Directors for service on Bancorp's or the relevant Subsidiary's Board of Directors or any Committee of Bancorp's or the relevant Subsidiary's Board of Directors.

SECTION 3.2 - ELECTION.

         (i)      Within 30 days of the effective date of this Plan; or
         (ii)     within 30 days of appointment as a Director; and
         (iii) prior to the next calendar year for each succeeding calendar year, each Director shall make an election to receive his/her Director Fee as follows:

1.       in cash, payable monthly; or
2.       in Bancorp Stock, payable annually; or
3.       in cash, at the end of his/her term as Director; or
4.       in Bancorp Stock, at the end of his/her term as Director.

SECTION 3.3. - CREDIT FOR DEFERRAL.

         SECTION 3.3.1 - CASH PAYMENT AT END OF TERM. If a Director chooses to receive the Director Fee in cash at the end of his/her term as a Director (option #3 in Section 3.2 above), an amount equal to the Director Fee shall be credited on a monthly basis to an account in the name of the Director, which is represented solely by bookkeeping entries. No monies or other assets shall actually be set aside for the Director, and all payments shall be made from the general assets. This credit shall constitute a mere promise to pay, and shall be unsecured and unfunded. See Section 3.9.


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See Section 3.4 regarding earnings on such account.

         SECTION 3.3.2 - STOCK PAYMENT AT END OF TERM. If the Director chooses to receive the Director Fee in Bancorp Stock, payable annually (option #2 in Section 3.2 above) or in Bancorp Stock at the end of his/her term as a Director (option #4 in Section 3.2 above), a credit for a number of shares equal to the Director Fee divided by the month-end market value of Bancorp Stock shall be made to an account in the name of the Director pursuant to this Plan. If less than a full share of Bancorp Stock is remaining, that amount shall be added to the next month's credit for the Director Fee. This credit in Bancorp Stock shall represent a bookkeeping entry that is a mere promise to issue shares of Bancorp Stock to such Director, and shall be unsecured and unfunded. No Bancorp Stock shall actually be set aside or issued for payment under the Director's account. See Section 3.9.

Section 3.4 regarding earnings on such account

SECTION 3.4 - EARNINGS ON DEFERRAL.

         SECTION 3.4.1 - CASH DEFERRAL. If a Director chooses option #3 in
Section 3.2 above, an amount equal to the Prime Rate as published by the Wall Street Journal shall be credited to the Director's account maintained in connection with the Deferral. This credit shall constitute a mere promise to pay, and shall be unsecured and unfunded. See Section 3.9.

         SECTION 3.4.2 - STOCK DEFERRAL. If a Director chooses option #2 or #4 in Section 3.2 above and a stock or cash dividend is declared and paid, a credit for a number of shares of Bancorp Stock shall be made to the Director's account as follows:

         (i) if pursuant to a stock dividend, the number of shares of Bancorp Stock equal to the stock dividend; or

         (ii) if pursuant to a cash dividend, the number of shares of Bancorp Stock equal to the value of the cash dividend divided by the market value of Bancorp Stock at the time of the dividend.

No shares of Bancorp Stock shall be issued in connection with this credit, nor shall the Director have any rights of a shareholder in connection with this credit. This credit in Bancorp Stock shall represent a bookkeeping entry that is a mere promise to issue shares of Bancorp Stock to such Director, and shall be unsecured and unfunded. No Bancorp Stock shall actually be set aside for payment under the Director's account.

         Earnings paid or deferred pursuant to Section 3.4.1 and 3.4.2 shall constitute ordinary income rather than dividend income.

SECTION 3.5 - NO RIGHTS AS A SHAREHOLDER. The Director shall have no voting or dividend rights with respect to the account established and maintained in connection with the deferral.


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         The interest of a Director under this Plan may not be sold, assigned, encumbered or transferred in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefit hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

SECTION 3.6 - DISTRIBUTION ANNUALLY OR AT THE END OF DIRECTOR'S TERM. If a Director elects to receive his/her Director Fee and Earnings thereon at the end of the year or his/her term, such payments shall be made within 30 days of the year end or the last day of his/her term, whichever is applicable. Distribution shall be made whether the Director's term has ended because of resignation or non-election at the end of the term. Notwithstanding any other provision of this Plan to the contrary, a Director shall forfeit any and all of the Director Fee and Earnings thereon payable hereunder if the Director has been removed for cause.

         "For cause" for such purposes shall exist if the Bancorp Board of Directors or the Subsidiary's Board of Directors determines that the Director has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to Bancorp or a Subsidiary; to have deliberately disregarded the rules of Bancorp or a Subsidiary which resulted in loss, damage or injury to Bancorp or a Subsidiary; if the Director has made any unauthorized disclosure of any of the secrets or confidential information of Bancorp or a Subsidiary, induces any client or customer of Bancorp or a Subsidiary to break any contract with Bancorp or a Subsidiary or induces any principal for whom Bancorp or a Subsidiary acts as agent to terminate such agency relations; engages in any substantial conduct which constitutes unfair competition with Bancorp or a Subsidiary, or if the Director is removed from his or her position by the Federal Reserve Board or any other bank regulatory agency. In making such a determination, Bancorp's and Subsidiary's Board of Directors shall act fairly and shall give the Director an opportunity to appear and be heard at a hearing before the full Bancorp Board of Directors and the full Subsidiary Board of Directors and present evidence on the Director's behalf.

SECTION 3.7 - BENEFICIARY DESIGNATION. If a Director dies before receiving the amount of his benefit under the Plan, such Director's Beneficiary shall receive the distribution of the amount in the Director's account. A Director shall designate a Beneficiary or Beneficiaries for all of his or her account by completing the form prescribed by Bancorp for this purpose for the Plan and submitting such form as instructed by Bancorp. Once a Beneficiary designation is made, it shall continue to apply until and unless the Director makes and submits a new Beneficiary designation form for this Plan.

         In the event that a Director dies without designating a Beneficiary, or the Beneficiary designated is not surviving or in existence and no contingent Beneficiary, surviving or in existence, has been designated, or the Beneficiary designated cannot be located by Bancorp within one (1) year from the date of the Director's death, then in any of


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such events, the Beneficiary of the Director shall be the Director's surviving spouse, if any, and if not, the estate of the Director.

SECTION 3.8 - TAXES. If the whole of any part of the Director's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which Bancorp or the relevant Subsidiary shall be required to pay or withhold, Bancorp or the Subsidiary shall have the full power and authority to withhold and pay such tax out of any monies or other property held for the account of the Director or Beneficiary whose interests hereunder are so affected. Prior to making any payment, Bancorp or the relevant Subsidiary may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

SECTION 3.9 - DIRECTOR FEE SUBJECT TO BANCORP'S AND SUBSIDIARY'S CREDITORS. The Director Fee and Earnings thereon are subject to claims of Bancorp's and the relevant Subsidiary's general creditors and any credit to an account for future payment constitutes an unsecured, unfunded promise to pay.

SECTION 3.10 - COMPLIANCE WITH SECURITIES LAWS. Bancorp shall not be obligated to issue any shares of Bancorp Stock unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Bancorp Stock are otherwise in compliance with all applicable securities laws. Bancorp intends to register the shares of Bancorp Stock under the federal securities laws and to take whatever other steps may be necessary to enable the shares of Stock to be offered and sold under federal or other securities laws. A Director may be required to furnish representations or undertakings deemed appropriate by Bancorp to enable the offer and sale of the Bancorp Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of Bancorp Stock shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws and this Plan.

SECTION 3.11 - ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of this Plan shall not affect Bancorp's right to effect adjustments, recapitalizations, reorganizations or other changes in its, a Subsidiary's or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Bancorp Stock, the dissolution or liquidation of Bancorp's, Subsidiary's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of Bancorp Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of Bancorp or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, an appropriate adjustment of the number and kind of securities with respect to which an account has been credited will be made.


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                                   ARTICLE IV

                                OTHER PROVISIONS

SECTION 4.1 - DURATION OF PLAN. Subject to the claims of general creditors of Bancorp and the Subsidiary, the Plan shall remain in effect until all Director Fees and Earnings credited hereunder are paid.

SECTION 4.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Bancorp Board of Directors except that, subject to the claims of general creditors of Bancorp and the relevant Subsidiary, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Director, alter or impair any rights of the Director.

SECTION 4.3 - EFFECT OF PLAN UPON OTHER COMPENSATION PLANS.

         (a) Nothing in the Plan shall be construed to limit the right of Bancorp or a Subsidiary to establish or continue any other forms of incentives or compensation for Directors.

         (b) Any contributions, benefits, grants or other awards under any other compensation or incentive plan of Bancorp or a Subsidiary shall be determined without regard to any amount under this Plan, unless specifically provided otherwise in such plan or as may required by law.

SECTION 4.4 - NOTICE. All notices provided for in this Plan shall be directed to the Secretary of Bancorp. Notices shall be deemed given upon personal delivery or facsimile transmission, delivery by overnight courier or by deposit by mail, first class, or registered or certified, postage prepaid with return receipt requested.

SECTION 4.5 - CONSTRUCTION. The Plan shall be administered, interpreted and enforced under the laws of the State of California.

SECTION 4.6 - TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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         I hereby certify that the Second Amendment and Restatement to the Plan was duly adopted by the Board of Directors of Humboldt Bancorp on December 17, 2002.

         Executed on this 17th day of December, 2002.


                                            Patrick J. Rusnak
                                            Secretary









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